EXHIBIT 1.1

EXECUTION VERSION

NAPCO SECURITY TECHNOLOGIES, INC.

(a Delaware corporation)

Common Stock

UNDERWRITING AGREEMENT

February 8, 2023

Needham & Company, LLC

William Blair & Company, L.L.C.

As Representatives of the Several Underwriters

set forth on Schedule C-2 hereto

c/o Needham & Company, LLC

250 Park Avenue

New York, New York 10177

c/o William Blair & Company, L.L.C.

150 N. Riverside Plaza

Chicago, Illinois 60606

Ladies and Gentlemen:

The stockholders named in Schedule C-1 hereto (each, a “Selling Stockholder” and together, the “Selling Stockholders”) severally propose to sell to the several underwriters named in Schedule C-2 hereto (the “Underwriters”) pursuant to this Underwriting Agreement (this “Agreement”) an aggregate of 2,100,000 shares (the “Stockholder Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of NAPCO Security Technologies, Inc., a Delaware corporation (the “Company”). In addition, the Selling Stockholders propose to grant to the Underwriters the option to purchase up to an additional 300,000 shares of Common Stock (the “Option Shares” and, together with the Stockholder Shares, the “Shares”). The Shares are described in the Prospectus (as defined below). Needham & Company, LLC and William Blair & Company, L.L.C. are acting as the representatives of the Underwriters and in such capacity are hereinafter referred to as the “Representatives.”

SECTION 1. Sale and Purchase.

On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholders agree to sell the Stockholder Shares in the respective amounts set forth opposite their respective names in Schedule C-1 hereto to the Underwriters, and the Underwriters agree to purchase from the Selling Stockholders the Stockholder Shares as set forth opposite the names of such Underwriters on Schedule C-2 hereto for a purchase price per share of $30.87. The Company and the Selling Stockholders have been advised by the Underwriters that they propose to make a public offering of the Shares as soon after this Agreement has become effective as in their judgment is advisable. The pricing terms of the purchase of the Stockholder Shares by the Underwriters and the pricing terms of the offering of the Stockholder Shares to the public are as set forth in Schedule A hereto.

In addition, the Selling Stockholders hereby grant to the Underwriters the option to purchase, and upon the basis of the representations, warranties and agreements contained herein and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase from the Selling Stockholders, all or a portion of the Option Shares in the respective amounts set forth opposite their respective names in Schedule C-1 hereto at the same purchase price per share to be paid by the Underwriters to the Selling Stockholders for the Stockholder Shares as set forth opposite the names of such Underwriters on Schedule C-2 hereto. This option may be exercised by the Underwriters any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice to the Company and the Selling Stockholders, which notice may be electronic (“Option Shares Notice”). The Option Shares Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the second (2nd) business day after the date on which the option for Option Shares shall have been exercised nor later than the tenth (10th) business day after the date on which the option shall have been exercised. As of the Option Closing Date, the Selling Stockholders will sell to the Underwriters, and the Underwriters will purchase, the number of Option Shares set forth in the Option Shares Notice.

SECTION 2. Payment and Delivery.

Payment of the purchase price for the Stockholder Shares shall be made to the Selling Stockholders by same day Federal Funds wire transfer against delivery of the Stockholder Shares to the Underwriters through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York time, on February 13, 2023 (the “Closing Date”), which date shall be the second business day after the date of this Agreement (unless another time or date shall be agreed to by the Representatives and the Selling Stockholders). Electronic transfer of the Stockholder Shares shall be made to or as instructed by the Representatives at the Closing Date in such names and in such denominations as the Representatives shall specify.

If the option for Option Shares is exercised, payment of the purchase price for the Option Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Stockholder Shares. Electronic transfer of the Stockholder Shares shall be made to or as instructed by the Representatives at the Closing Date in such names and in such denominations as the Representatives shall specify.

Deliveries of the documents described in Section 8 with respect to the purchase of the Shares shall be made remotely at the offices of Goodwin Procter, LLP, counsel for the Underwriters, at 10:00 A.M., New York time, on the Closing Date or Option Closing Date, as applicable, of the purchase of the Stockholder Shares and/or the Option Shares, as the case may be.

SECTION 3. Representations and Warranties of the Company.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), the Closing Date and any Option Closing Date, and agrees with the Underwriters, as follows:

(i) Registration Statement and Prospectuses. The Company has prepared and filed with the Securities and Exchange Commission (“Commission”) an automatic registration statement on Form S-3ASR (File No. 333-267376) including a prospectus (the “Basic Prospectus”) to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, 430B or 430C under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated February 8, 2023 describing the Shares and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Basic Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Basic Prospectus in preliminary form that describes the Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Basic Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Basic Prospectus that describes the Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Basic Prospectus, in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Basic Prospectus components of such prospectus.

No stop order preventing or suspending the use of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened. The Company has complied to the Commission’s satisfaction with each request (if any) from the Commission for additional information.

Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied and will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(ii) Accurate Disclosure; Certain Defined Terms. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Date or any Option Closing Date, if any, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein. For purposes of this Agreement, the only information so furnished shall be (i) the list of Underwriters and their respective underwriting allotments, (ii) the information regarding selling concessions to certain dealers contained in the first sentence of the first paragraph under the heading “Commissions and Discounts”, (iii) the information regarding stabilization contained in (A) the second sentence of the first paragraph and (B) the second paragraph, each under the heading “Stabilization and Short Positions” and (iv) the information regarding the availability of an electronic prospectus supplement on a website maintained by the Underwriters and allocation of shares by Underwriters to their online brokerage account holders contained in the first and second paragraphs under the heading “Electronic Distribution”, in each case of the foregoing clauses (i) through (iv), under the heading “Underwriting” in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) (collectively, the “Underwriter Information”) as such statements relate to the Underwriters.

As used in this Agreement:

“Applicable Time” means 6:55 P.M., New York time, on February 8, 2023, or such other time as agreed by the Company and the Underwriters.

“General Disclosure Package” means (i) any Issuer Free Writing Prospectuses, (ii) the Preliminary Prospectus Supplement dated February 8, 2023 (including any documents incorporated therein by reference), (iii) the Basic Prospectus at the time of effectiveness, and (iv) the information included on Schedule A hereto, all considered together at the Applicable Time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the time of the execution and delivery of this Agreement (the “Execution Time”); and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, at or after the Execution Time.

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times to the Applicable Time, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(iv) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Securities Act (without taking into account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(v) No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any preliminary prospectus, the General Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that the Company has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus except in accordance with this Agreement.

(vi) Independent Accountants. Baker Tilly US, LLP, who have expressed their opinion with respect to the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act, the Exchange Act, the Exchange Act Regulations and the Public Company Accounting Oversight Board.

(vii) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries at the dates indicated and the results of operations, stockholders’ equity and cash flows for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP, the information required to be stated therein. All non-GAAP financial information included in the Registration Statement, the General Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act; and there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Securities Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is accurate, fairly presents the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is included or incorporated by reference, in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management, properties, operations, results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except as disclosed in the General Disclosure Package or the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock.

(ix) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(x) Good Standing of Subsidiaries. Each subsidiary of the Company listed on Exhibit 21.0 to the Company’s Annual Report on Form 10-K (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21.0 to the Company’s Annual Report on Form 10-K incorporated by reference into the Registration Statement and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xi) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise or conversion of convertible securities or options referred to in the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii) Authorization and Description of Shares. The Shares to be purchased by the Underwriters from the Selling Stockholders have been duly authorized for sale to the Underwriters pursuant to this Agreement and, when delivered by the Selling Stockholders pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the sale of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Shares conform in all material respects to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder.

(xiv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement under the Securities Act, except the Company’s agreement to file the Registration Statement for the benefit of the Selling Stockholders.

(xv) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject, except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xvi) No Resulting Defaults and Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares, the compliance by the Company with the terms hereof and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws (or similar organizational document) of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and compliance by the Company with the terms hereof and the consummation of the transactions contemplated hereby, except as have been made or obtained and except as may be required by and made with or obtained from state securities laws or regulations.

(xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(xviii) Absence of Proceedings. There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the General Disclosure Package and the Prospectus and proceedings that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the General Disclosure Package and the Prospectus or (ii) that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xix) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or to be filed as exhibits thereto that have not been so described and filed as required.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the Company’s execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxi) FINRA Matters. The Company satisfies the requirements for a FINRA filing exemption specified in FINRA Rule 5110(h)(1)(C).

(xxii) Possession of Licenses and Permits. The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxiii) Title to Property. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) owned by them, in each case, free and clear of all liens, security interests, claims or encumbrances or defects of any kind except such as (A) are described in the General Disclosure Package and the Prospectus or (B) would not, individually or in the aggregate, have a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xxiv) Intellectual Property. The Company and each of its subsidiaries owns, possesses or has a valid license to use all Intellectual Property necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as described in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted, except as such failure to own, possess, license or acquire such rights would not result in a Material Adverse Effect. “Intellectual Property” means all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property. Except as described in the Registration Statement, in the General Disclosure Package and in the Prospectus, or except as would not individually or in the aggregate be expected to result in a Material Adverse Effect, (1) there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (2) there is no pending or threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (3) the Intellectual Property owned by the Company and its subsidiaries, and the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (4) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company or any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (5) no employee of the Company or any of its subsidiaries is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property, except where failure to do so would not result in a Material Adverse Effect. The Company and its subsidiaries have used commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

(xxv) Environmental Laws. Except as disclosed in the General Disclosure Package and the Prospectus or would not individually or in the aggregate be expected to result in a Material Adverse Effect, (i) the Company and its subsidiaries (A) are in compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have and are in compliance with all permits, licenses, certificates or other authorizations or approvals required under applicable Environmental Laws to conduct their respective businesses, and (C) have not received, and have no knowledge of any event or condition that would reasonably be expected to result in, any notice of any actual or potential liability or claim under or relating to any Environmental Laws and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries.

(xxvi) Accounting Controls and Disclosure Controls. The Company maintains effective internal control over financial reporting (as defined under Rule 13a-15 under the Exchange Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the General Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company or its subsidiaries who have a significant role in the Company’s internal controls all as of the date of this Agreement; and there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules. The Company maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxviii) Payment of Taxes. The Company and its subsidiaries have timely filed all United States federal income and other material tax returns that they were required by law to file (taking into account any valid extensions thereof), and all taxes required to be paid by the Company and each of its subsidiaries that are due and payable have been paid, except for such taxes as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established by the Company and its subsidiaries in the financial statements of the Company and its subsidiaries, in accordance with GAAP, or except where the failure to pay such taxes would not have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(xxix) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound insurers, in such amounts and covering such risks generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither the Company nor any of its subsidiaries has (A) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able (x) to renew its existing insurance coverage as and when such policies expire or (y) to obtain comparable coverage from similar insurers as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxx) Investment Company Act. The Company is not, and after giving effect to the issuance and sale of the Shares will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxi) Absence of Manipulation. Neither the Company nor any subsidiary or controlled affiliate of the Company nor, to the Company’s knowledge, any other affiliate of the Company, has taken or will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxxii) Anti-Corruption Laws. None of the Company or any of its subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the knowledge of the Company, any agent or representative of the Company or of any of its subsidiaries or affiliates, is aware of, has taken or will take any action, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; or (ii) that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The Company and each of its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(xxxiii) Money Laundering Laws. The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiv) No Sanctions. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: (i) the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country, region or territory that is the subject or the target of comprehensive Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other Person, (1) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (2) to fund or facilitate any activities of or business in a country, region or territory that is the subject or the target of comprehensive Sanctions, or (3) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxxv) Eligibility to use Form S-3ASR. The Company is eligible to use a Form S-3ASR in connection with the offer and sale of the Shares based on a confirmation from the Staff of the Securities Exchange Commission.

(xxxvi) Exchange Rules. Except as described in the General Disclosure Package or the Prospectus, the Company is, and after giving effect to the sale of Shares will be, in compliance in all material respects with all applicable corporate governance requirements set forth in the Nasdaq Continued Listing Guide. No approval of stockholders of the Company under the rules and regulations of the Nasdaq Global Market is required for the Selling Stockholders to deliver the Shares to the Underwriters.

(xxxvii) Six Month Period Prior to Offering. Except as described in the General Disclosure Package, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee or consultant compensation plans or pursuant to outstanding options, restricted stock units, rights or warrants.

(xxxviii) Statistical and Market-Related Data. Any statistical and market-related data included in the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate and such data agree, in all material respects, with the sources from which they are derived.

(xxxix) Data Security Obligations. (i) The Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations” and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) of there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation. The Company and each of its subsidiaries have taken all technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

SECTION 4. Representations and Warranties of the Selling Stockholders.

(a) Representation and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to the Underwriters as of the Applicable Time, the Closing Date and any Option Closing Date, and agrees with the Underwriters, as follows:

(i) No Further Consents. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder.

(ii) Non-Contravention; No Further Authorizations or Approvals Required. Pursuant to a power of attorney (the “Power of Attorney”) and agreement to sell (the “Agreement to Sell”) granted by Kevin S. Buchel (the “Other Selling Stockholder”), Richard L. Soloway shall act as representative thereof (the “Selling Stockholder Representative”). As Selling Stockholder Representative, he is authorized, on behalf of the Other Selling Stockholder, among other things, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by the Other Selling Stockholder, to make delivery of the certificates or book-entry security entitlements of such Shares, as applicable, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses to be borne by the Other Selling Stockholder in connection with the sale and public offering of the Shares, to distribute the balance of such proceeds to the Other Selling Stockholder, to receive notices on behalf of the Other Selling Stockholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement. The execution and delivery by the Selling Stockholder Representative of this Agreement and the execution and delivery of the Power of Attorney and the Agreement to Sell by the Other Selling Stockholder, the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by the Selling Stockholder with this Agreement, the Power of Attorney and the Agreement to Sell (as applicable) and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, except where such breach, violation or default as would not impair in any material respects the consummation of the Selling Stockholder’s obligations under this Agreement, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any property or assets of the Selling Stockholder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement and the consummation by the Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Stockholder hereunder, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and where the failure to obtain such consent, approval, authorization or order or to make such filing or registration would not reasonably be expected to (1) have a Material Adverse Effect or (2) materially and adversely affect the ability of the Selling Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(iii) Title to Shares to be Sold. The Selling Stockholder has, and on the Applicable Time will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Power of Attorney and the Agreement to Sell and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.

(iv) Delivery of Shares. Upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York UCC to such Shares)), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares, and (iii) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its articles of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(v) No Price Stabilization or Manipulation. The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(vi) Accurate Disclosure. To the extent that any statements made in the Registration Statement, the Prospectus or any amendment or supplement thereto are made solely in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein, such statements, as of the effective date of the Registration Statement and the date of the Prospectus or any post-effective amendment or supplement thereto, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(vii) Obligations of Selling Stockholder. The obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of the Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or by the occurrence of any other event; if the Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any other such event should occur, before the delivery of the Shares to be sold by the Selling Stockholder hereunder, book entry security entitlements representing the Shares to be sold by the Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement.

(viii) No Sanctions. Neither the Selling Stockholder, nor, to the knowledge of the Selling Stockholder, any agent, affiliate or other Person associated with or acting on behalf of the Selling Stockholder is currently the subject or the target of any Sanctions, nor is such Selling Stockholder located, organized or resident in a country, region or territory that is the subject or the target of comprehensive Sanctions; and the Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any other Person or entity (1) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (2) to fund or facilitate any activities of or business in a country, region or territory that is the subject or the target of comprehensive Sanctions, or (3) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Selling Stockholder has not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ix) Anti-Corruption Laws. (a) Neither the Selling Stockholder, nor, to the knowledge of such Selling Stockholder, any director, officer, employee, agent, representative, or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; and the Selling Stockholder shall not use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(x) Money Laundering Laws. The operations of such Selling Stockholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Selling Stockholder, threatened.

(xi) Brokerage Commissions. The Selling Stockholder is not a party to any contract, agreement or understanding with any person (other than this Agreement) that could reasonably be expected to give rise to a valid claim against the Company or any of its subsidiaries, the Selling Stockholder or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Stockholder Representative, and each of the Power of Attorney and the Agreement to Sell have been executed and delivered by the Other Selling Stockholder.

(xiii) Company Representations and Warranties. Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 3 are not true and correct. Such Selling Stockholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the General Disclosure Package or the Prospectus to sell his Shares pursuant to this Agreement.

(b) The Selling Stockholder will deliver to the Representatives, prior to the date of execution of this Agreement, a properly completed and executed Internal Revenue Service Form W-9 or W-8, as appropriate, together with all required attachments to such form.

(c) To the extent applicable, the Selling Stockholder will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Selling Stockholder undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

SECTION 5. Covenants of the Company. The Company covenants with the Underwriters as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 5(b), will comply with the requirements of Rule 430B, and will notify the Underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, except in cases where the Registration Statement is deemed to be amended by the filing of Form 10-K, (ii) of the receipt of any comments from the Commission prior to the expiration of the prospectus delivery period, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will make all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the Securities Act (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act, the Company will promptly (A) give the Underwriters notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Underwriters, if requested by the Underwriters, with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and, subject to the requirements of applicable laws and regulations, will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. To the extent not available through EDGAR, the Company will furnish or deliver to the Underwriters and counsel for the Underwriters, without charge, upon request, (i) copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and (ii) copies of all consents and certificates of experts.

(d) Delivery of Prospectuses. The Company has delivered to the Underwriters, without charge, as many copies of each preliminary prospectus as the Underwriters reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to the Underwriters, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. To take promptly from time to time such actions as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representatives may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) to file a general consent to service of process in any jurisdiction or (iii) subject themselves to taxation in any such jurisdiction if they are not otherwise so subject. The parties acknowledge and agree that to the extent that the Shares qualify as Covered Securities (as defined under Section 18 of the Securities Act), no such actions shall be required with respect to the qualification of the Shares in any state.

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Listing. For a period of three years from the date of this Agreement, the Company will use its commercially reasonable efforts to maintain the listing of the Shares on The Nasdaq Global Market.

(h) Intentionally omitted.

(i) Reporting Requirements. The Company, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations.

(j) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives and subject to the requirements of the Exchange Act and the Exchange Act Regulations, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B hereto, if any, and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading (other than with respect to any Underwriter Information), the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k) Communications Prior to Closing. Prior to the Applicable Time and any Closing Date or Option Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law or applicable stock exchange rules.

(l) Company Lock-Up. For a period commencing on the date hereof and ending on, and including, the 90th day after the date of this Agreement (the “Lock-Up Period”), the Company agrees not to, and not to publicly disclose an intention to, directly or indirectly, without the prior written consent of the Representatives, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or would be reasonably expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration under the Securities Act for the offer and sale by the Company of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company except for a registration statement on Form S-8 relating to employee benefit plans or (4) publicly disclose the intention to do any of the foregoing. The restrictions contained in the preceding sentence shall not apply to any one or more of the following: (A) the Shares to be sold hereunder and any post-effective amendments to the Registration Statement filed consistent with the terms of this Agreement, (B) the issuance of shares of Common Stock, restricted stock units, options to purchase Common Stock or units pursuant to employee benefit plans, qualified stock option plans or other director or employee compensation plans in effect on the date of this Agreement and disclosed in the Registration Statement or the Prospectus or pursuant to currently outstanding restricted stock units, options, warrants or rights or (C) issuances of Common Stock upon the exercise or settlement of options or restricted stock units pursuant to any plans or arrangements described in clause (B).

The Company agrees to cause each Selling Stockholder and each officer and director of the Company set forth on Schedule D hereto to furnish to the Underwriters, prior to the Closing Date, an executed Lock-Up Agreement. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement. In furtherance of clause (12) of the Lock-Up Agreements, the Company agrees to take all appropriate measures to ensure that no more than 50,000 shares of Common Stock, in the aggregate across all shares of Common Stock subject to the Lock-Up Agreements, are sold pursuant to such clause (12).

SECTION 6. Covenants of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, further covenants and agrees with each Underwriter:

(a) Notification. The Selling Stockholder will advise the Representatives promptly, and if requested by the Representatives, will confirm such advice in writing, during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), of (i) any Material Adverse Effect, (ii) any change in information in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto relating to the Selling Stockholder, or (iii) any new material information relating to the Company or relating to any matter stated in the Registration Statement, the General Disclosure Package or the Prospectus that comes to the attention of the Selling Stockholder.

The Representatives, on behalf of the several Underwriters, may, in their discretion, waive in writing the performance by the Company or the Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 7.         Payment of Fees and Expenses.

(a) Expenses. The Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and delivery of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, issuance and delivery of the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 5(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky survey and any supplement thereto, (v) the preparation, filing, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, reasonable fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Company and the Underwriters and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7(a). It is understood, however, that except as provided in this Section 7, Section 9 entitled “Indemnity” and Section 10 entitled “Contribution,” the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel.

The Selling Stockholders further agree to pay (directly or by reimbursement) all fees and expenses incident to the Selling Stockholders’ performance of the Selling Stockholders’ respective obligations under this Agreement that are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Stockholders and (ii) expenses and taxes of the Selling Stockholders incident to the sale and delivery of the Shares to the Underwriters hereunder.

This subsection shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 8, Section 12(a) (i) or (iii), or Section 13 hereof, the Selling Stockholders shall reimburse the Underwriters for all of their reasonable, documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 8. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and as of the Closing Date or any Option Closing Date, in all material respect, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the accuracy of the statements made in certificates, in all material respect, of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders, in all material respects, of their covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Date or any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened; and the Company has complied, to the Commission’s satisfaction, with each request (if any) from the Commission for additional information.

(b) Contents of Registration Statement. On or prior to the Applicable Time, the Closing Date or any Option Closing Date, the Registration Statement or any amendment or supplement thereto does not contain an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the states, in light of the circumstances in which they were made, not misleading.

(c) Opinion of Counsel and Negative Assurance Letter for Company. At the Closing Date and in connection with any Option Closing Date, the Representatives shall have received the opinion and negative assurance letter, dated the Closing Date or Option Closing Date, as applicable, of Morgan, Lewis & Bockius LLP, counsel for the Company, and of The Law Offices of John R. Mugno, intellectual property counsel for the Company, in each case in form and substance reasonably satisfactory to counsel for the Underwriters.

(d) Opinion of Underwriters’ Counsel. At the Closing Date and in connection with any Option Closing Date, the Representatives shall have received the opinion and negative assurance letter, dated the Closing Date or Option Closing Date, as applicable, of Goodwin Procter LLP, counsel for the several Underwriters.

(e) Opinion of the Selling Stockholders. At the Closing Date and in connection with any Option Closing Date, the Representatives shall have received the opinion, dated the Closing Date or Option Closing Date, as applicable, of Certilman Balin Adler & Hyman, LLP, counsel for the Selling Stockholders, in form and substance reasonably satisfactory to counsel for the Underwriters.

(f) Officers’ Certificate. At the Closing Date and in connection with any Option Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the Chief Financial Officer of the Company, dated the Closing Date or any Option Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date or Option Closing Date, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date or Option Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened.

(g) CFO Certificate. At the Execution Time, the Closing Date and in connection with any Option Closing Date, the Representatives shall have received a certificate of the Chief Financial Officer of the Company, in the form heretofore agreed by the parties hereto, certifying as to the financial and statistical matters set forth therein.

(h) Selling Stockholder Certificate. At the Closing Date and in connection with any Option Closing Date, the Representatives shall have received a certificate of the Selling Stockholder Representative on behalf of each Selling Stockholder to the effect (i) that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date or Option Closing Date and (ii) such Selling Stockholder has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date or Option Closing Date.

(i) Auditor Comfort Letter. At the Execution Time, the Representatives shall have received from Baker Tilly US, LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for the other Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) Bring-down Comfort Letter. At the Closing Date and any Option Closing Date, the Representatives shall have received from Baker Tilly US, LLP a letter, dated as of the Closing Date or Option Closing Date, as applicable, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 8(e), except that the specified date referred to in the letter furnished at the Closing Date shall be no earlier than the date of this Agreement or otherwise not more than three business days prior to the Closing Date or any Option Closing Date.

(k) Lock-Up Agreements. At or prior to the Execution Time, the Representatives shall have received the written Lock-Up Agreements substantially in the form attached as Exhibit A from the Selling Stockholders and each of the Company’s officers and directors listed in Schedule D.

(l) FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(m) Downgrading. There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(n) No Material Adverse Change in Business. There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the General Disclosure Package.

(o) Power of Attorney and Agreement to Sell. The Selling Stockholders shall have delivered to the Representatives prior to the Execution Time a duly executed Power of Attorney and a duly executed Agreement to Sell, each in form and substance satisfactory to the Representatives.

(p) Additional Documents. At the Closing Date and any Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Date or any Option Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 7 and except that Section 1, Section 9, Section 10, Section 11, Section 16 and Section 17 shall survive any such termination and remain in full force and effect.

SECTION 9. Indemnification.

(a) Indemnification of the Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), severally and not jointly, to which such Underwriter or other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in (x) the Registration Statement, the General Disclosure Package, any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or (y) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) or investor presentations made to investors by the Company (whether in person or electronically), or (ii) arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, for any legal or other expenses reasonably incurred by any such person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto) or any Marketing Materials, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with Underwriter Information or information furnished to the Company by the Selling Stockholders for which the Selling Stockholders provide indemnification pursuant to Section 9(c) below.

(b) Indemnification of the Selling Stockholders by the Company. The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim as such expenses are incurred) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or Marketing Materials, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with written information furnished to the Company by such Selling Stockholder with respect to the Selling Stockholder expressly for use therein.

(c) Indemnification of the Underwriters by the Selling Stockholders. Each Selling Stockholder will indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), severally and not jointly, to which such person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of, or are based upon, an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package, any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto), or any Marketing Materials, or (ii) arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the General Disclosure Package, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto) or any Marketing Materials, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder with respect to the Selling Stockholder expressly for use therein; and will reimburse each such person for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto) or any Marketing Materials, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information; further provided, however, that the liability of each Selling Stockholder pursuant to this subsection (c) shall not exceed the proceeds (net of any underwriting discounts and commissions but before deducting expenses) from the sale of the Shares sold by such Selling Stockholder hereunder (the “Selling Stockholder Proceeds”).

(d) Indemnification of the Company and the Selling Stockholders by the Underwriters. Each Underwriter will indemnify and hold harmless the Company and the Selling Stockholders against any losses, claims, damages or liabilities, severally and not jointly. to which the Company or the Selling Stockholders may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of, or are based upon, an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package, any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto), or any Marketing Materials, or (ii) arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto) or any Marketing Materials, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with Underwriter Information; and will reimburse the Company and the Selling Stockholders for any legal or other expenses reasonably incurred by the Company or the Selling Stockholders in connection with investigating or defending any such action or claim as such expenses are incurred.

(e) Notification. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 9, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by Richard Soloway on behalf of the Selling Stockholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

SECTION 10. Contribution.

(a) To the extent the indemnification provided for in Section 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(a)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(a)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the Selling Stockholder Proceeds of each Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to the Selling Stockholder Proceeds of such Selling Stockholder (reduced by any amounts such Selling Stockholder is obligated to pay under Section 9(c) above).

(b) The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(a). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(c) The indemnity and contribution provisions contained in Sections 9 and 10 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or by or on behalf of any Selling Stockholder or any person controlling any Selling Stockholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

SECTION 11. Representations, Warranties and Agreements to Survive. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of the Selling Stockholders, and shall survive delivery of and payment for the Shares.

SECTION 12. Termination of Agreement.

(a) Termination. The Underwriters may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to the Closing Date (or of an Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Shares, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or The Nasdaq Global Market where trading has not been suspended or materially limited as described in the immediately following clause, or (iv) if trading generally on the New York Stock Exchange or in The Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Section 1, Section 9, Section 10, Section 11, Section 16, Section 17 and Section 18 shall survive such termination and remain in full force and effect.

SECTION 13. Default by the Selling Stockholders. If either of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholder at the Closing Date or the Option Closing Date pursuant to this Agreement, then Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Section 1, Section 7, Section 9, Section 10, Section 11, Section 16, Section 17 and Section 18 shall remain in full force and effect.

SECTION 14. Default by the Underwriters. If, on the Closing Date or an Option Closing Date, as the case may be, either Underwriter shall fail or refuse to purchase Shares that it has agreed to purchase hereunder on such date, the other Underwriter shall be obligated to purchase the Shares which such defaulting Underwriter agreed but failed or refused to purchase on such date. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representatives shall be directed to Needham & Company, LLC, 250 Park Avenue, New York, New York 10177, Attention: Corporate Finance Department, and to William Blair & Company, L.L.C., 150 N. Riverside Plaza, Chicago, Illinois 60606, Attention: General Counsel, and a copy to Goodwin Procter LLP, 601 Marshall Street, Redwood City, California, Attention: Bradley C. Weber and Bryan M. Quinn; notices to the Company shall be directed to it at NAPCO Security Technologies, Inc., 333 Bayview Avenue, Amityville, NY 11701, attention of Andrew J. Wilder, with a copy to Morgan, Lewis & Bockius LLP, 1400 Page Mill Road, Palo Alto, CA 94304, attention of Albert Lung; notices to the Selling Stockholders shall be directed to the Selling Stockholders c/o NAPCO Security Technologies, Inc., 333 Bayview Avenue, Amityville, NY 11701, attention of Kevin S. Buchel and Richard Soloway, with a copy to Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, 9th Floor, East Meadow, NY 11554, attention of Fred Skolnik.

SECTION 16. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 (Indemnification), 10 (Contribution) and 11 (Representations, Warranties and Agreements to Survive) hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholders or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

SECTION 17. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of the laws of any other jurisdiction. Each of the Company and the Selling Stockholders hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Stockholders waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Selling Stockholders agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Selling Stockholders, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Selling Stockholders, as applicable, is subject by a suit upon such judgment. To the extent that the Company or the Selling Stockholders has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (a) the United States or the State of New York or (b) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and the Selling Stockholders hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

SECTION 19. Time. Time shall be of the essence in this Agreement. Except as otherwise set forth herein, specified times of day refer to New York City time. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

SECTION 20. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 21. Arms-Length Commercial Transaction. The Company and the Selling Stockholders acknowledge and agree that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholders, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) or any other obligation to the Company or the Selling Stockholders except the obligations expressly set forth in this Agreement, (d) each Underwriter and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and each of the Company and the Selling Stockholders have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company and the Selling Stockholders each agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.

SECTION 22. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

SECTION 23. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 24. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 24:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (a) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (b) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

Very truly yours,

THE COMPANY:

NAPCO SECURITY TECHNOLOGIES, INC.

By:	/s/ Kevin S. Buchel
Name: Kevin S. Buchel
Title: Chief Financial Officer

[Underwriting Agreement – Signature Page]

/s/ Richard L. Soloway
Richard L. Soloway, as Attorney-in-Fact for the Other Selling Stockholder

/s/ Richard L. Soloway
Richard L. Soloway, as a Selling Stockholder

[Underwriting Agreement – Signature Page]

CONFIRMED AND ACCEPTED,
as of the date first above written:

NEEDHAM & COMPANY, LLC

By:	/s/ William Cass
Name:	William Cass
Title:	Managing Director

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Gary Morabito
Name:	Gary Morabito
Title:	Managing Director, Partner

[Underwriting Agreement – Signature Page]

SCHEDULE A

Number of Shares to be Sold: 2,100,000 (2,400,000 Including Option Shares)

Public Offering Price: $31.50 per Share

Underwriting Discount: $0.63 per Share

Gross Proceeds to the Selling Stockholders (before underwriting discount and expenses): $75,600,000 (assuming sale of Option Shares)

Schedule A-1

SCHEDULE B

Free Writing Prospectuses

None.

Schedule B-1

SCHEDULE C-1

Selling Stockholders

Selling Stockholder	Number of Stockholder Shares to be Sold	Number of Option Shares to be Sold
Kevin S. Buchel	87,500	12,500
Richard L. Soloway	2,012,500	287,500
TOTAL:	2,100,000	300,000

Schedule C-1

SCHEDULE C-2

Underwriters

Underwriter	Number of Stockholder Shares to be Purchased	Number of Option Shares to be Purchased
Needham & Company, LLC	1,050,000	150,000
William Blair & Company, L.L.C.	1,050,000	150,000
TOTAL:	2,100,000	300,000

Schedule C-2

SCHEDULE D

Persons Subject to Lock-Up

1.	Paul Stephen Beeber
2.	Kevin S. Buchel
3.	Rick Lazio
4.	Donna A. Soloway
5.	Richard L. Soloway
6.	Stephen M. Spinelli
7.	Robert A. Ungar
8.	Andrew J. Wilder
9.	David Patterson
10.	Michael Carrieri

Schedule D-1

EXHIBIT A

Form of Lock-up Agreement

____________, 2023

Needham & Company, LLC

William Blair & Company, L.L.C.

As representatives of the several underwriters

listed in Schedule C-2 to the

Underwriting Agreement referred to below

c/o Needham & Company, LLC

250 Park Avenue

New York, New York 10177

c/o William Blair & Company, L.L.C.

150 Riverside Plaza

Chicago, Illinois 60606

Re: NAPCO Security Technologies, Inc. - Restriction on Stock Sales

This letter agreement is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by NAPCO Security Technologies, Inc., a Delaware corporation (the “Company”), certain selling stockholders (the “Selling Stockholders”) listed in Schedule C-1 to the Underwriting Agreement and Needham & Company, LLC and William Blair & Company, L.L.C., as representatives (the “Representatives”) of the several underwriters listed in Schedule C-2 to the Underwriting Agreement (the “Underwriters”). Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering (the “Offering”) of shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company, as described in and contemplated by the registration statement of the Company on Form S-3, File No. 333-267376 (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on September 12, 2022. Terms used herein, but not defined, shall have the meaning ascribed to them in the Underwriting Agreement.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not, and will not publicly disclose an intention to, without the prior written consent of the Representatives for a period commencing on the date hereof and ending [90][180]1 days after the date of the Underwriting Agreement, inclusive of such final day (the “Lock-Up Period”): (1) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any shares of Common Stock (the “Company Securities”), or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively with the Company Securities, the “Lock-Up Securities”), pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (2) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s Disposition of any of the Lock-Up Securities held by the undersigned, (3) otherwise participate as a selling securityholder in any manner in any registration of Lock-Up Securities effected by the Company under the Act, except with respect to the Lock-Up Securities registered under the Registration Statement in connection with the Offering or (4) engage in any hedging, collar (whether or not for any consideration), swap or other agreement or transaction that is designed to or reasonably expected to lead to or result in a Disposition of Lock-Up Securities, even if such Lock-Up Securities would be disposed of by someone other than such holder or transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction (or instrument provided for thereunder) is to be settled by delivery of Lock-Up Securities, in cash or otherwise (for greater clarity, the transactions, agreements or instruments contemplated by this clause (4) include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Securities).

1 180 days for Richard Soloway; 90 days for all other Company directors and officers.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, the Underwriters have agreed that the foregoing restrictions shall not apply to:

(1)	any Disposition or transfer of Lock-Up Securities to a family member, trust, or entity in which more than fifty percent of the voting interests are owned by the undersigned or the undersigned’s immediate family members (as defined in FINRA Rule 5130(i)(5));

(2)	any bona fide gift;

(3)	any Disposition or transfer of Lock-Up Securities by will, intestate succession;

(4)	by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement;

(5)	any transfer of Lock-Up Securities solely to cover applicable withholding taxes due upon the vesting of stock-based awards under the Company’s equity compensation plans;

(6)	the conversion or exchange of convertible or exchangeable Lock-Up Securities outstanding as of the date of this letter agreement so long as the underlying Company Securities remain subject to this letter agreement;

(7)	the forfeiture or surrender to the Company of Lock-Up Securities for failure to achieve vesting requirements associated with such Lock-Up Securities;

(8)	Dispositions or forfeiture of Lock-Up Securities of the undersigned or the retention of Lock-Up Securities by the Company to satisfy tax withholding obligations in connection with the vesting of restricted stock units or performance shares or the settlement of deferred stock units of the Company;

(9)	the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) for the transfer of Lock-Up Securities; provided that (1) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (2) to the extent a public disclosure or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment, amendment or modification of such 10b5-1 Plan, such disclosure or filing shall include a statement to the effect that no transfer of Common Stock may be made under such 10b5-1 Plan during the Lock-Up Period;

(10)	the Disposition or transfer of Lock-Up Securities pursuant to a 10b5-1 Plan in effect as of the date hereof and that has not been amended following the date hereof;

(11)	any Disposition or transfer of Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company, made to all holders of the Company Securities involving a Change of Control (as defined below) (including any support or voting agreement entered into in connection therewith), provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities of the undersigned shall remain subject to the restrictions contained in this letter agreement;

(12)	with the prior written consent of the Company, the Disposition or transfer of up to an aggregate of 50,000 shares of Common Stock by the undersigned collectively with all other persons who are parties to similar such letter agreements with the Representatives; or

(13)	any Disposition or transfer of Lock-Up Securities registered under the Registration Statement pursuant to and in connection with the Offering;

provided that in the case of the immediately preceding clauses (1), (2), or (3), such transfer or other Disposition shall not involve a Disposition for value; provided further that in the case of any transfer, gift or other Disposition pursuant to the immediately preceding clauses (1), (2), (3) or (4), the transferee, trust, donee or other recipient agrees to be bound in writing by the terms of this letter agreement for the remainder of the Lock-Up Period prior to such transfer; provided further that in the case of any transfer, gift or other Disposition pursuant to the immediately preceding clauses (1) or (2), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than required filings under Section 16(a) and Section 13(d) or 13(g) of the Exchange Act and any other filings, in each case, made after the expiration of the Lock-Up Period); provided further that in the case of the immediately preceding clauses (3), (4), (5), (6), (7), (8), (10) or (12) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a), 13(d) or 13(g) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer and the Lock-Up Securities are subject to a lock-up agreement with the Underwriters. For purposes of clause (11) above, “Change of Control” shall mean any bona fide third-party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which would be that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company.

Furthermore, the undersigned may, during the Lock-Up Period, sell shares of Common Stock purchased by the undersigned on the open market following the closing of the Offering if and only if (i) such sales are not required to be reported in any public report or filing under the Exchange Act and (ii) the undersigned does not otherwise voluntarily effect any public report or filing regarding such sales.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering or sell any Shares at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

This letter agreement shall automatically terminate upon the earlier of (i) February 28, 2023 and (ii) the date that the Company or the Selling Stockholders provide written notice to the Representatives that the Company or the Selling Stockholders have determined not to proceed with the proposed Offering and is terminating this letter agreement on behalf of all of the Company’s holders of Lock-Up Securities subject to this letter agreement; provided that the Company, the Selling Stockholders and the Representatives shall not have executed the Underwriting Agreement on or prior to such date. It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the obligations under this letter agreement shall automatically terminate.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this letter agreement. The undersigned represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York.

This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

Very truly yours,

Name:
Title: